UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2007

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File No.: 001-33182	Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On September 12, 2007, Charles D. Beery, the Company’s Senior Vice President, Global Sales, established a Rule 10b5-1 trading plan.  The plan provides for sales of up to 100,000 shares of Company common stock at specific market prices, subject to specified limitations.

Sales pursuant to the plan may begin on September 14, 2007 and will terminate on December 31, 2007, unless terminated sooner in accordance with the plan’s terms.  Mr. Beery has agreed to disclose publicly any transactions under the plan as required by applicable securities laws.

Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time under prearranged written plans that are established at a time when they are not in possession of material non-public information. Such programs provide for regular selling of a predetermined, fixed number of Company shares subject to the market price of the shares exceeding the threshold set forth in the respective plan, in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: September 14, 2007	By:	/s/ Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer